Exhibit 99.1

aQuantive Announces Strong First Quarter Results, Raises Guidance for Full Year 2004; Conference Call and Webcast at 1:30 PDT/4:30 EDT Today

    SEATTLE--(BUSINESS WIRE)--April 28, 2004--aQuantive, Inc.
(Nasdaq:AQNT), a digital marketing services and technology company, today reported financial results for the first quarter ended March 31, 2004.

    First quarter highlights include:

    -- Revenue of $22.6 million, an increase of 52 percent from net revenue(1) of the comparable year-ago period

    -- EBITDA(2) of $5.1 million, an increase of 90 percent from the comparable year-ago period

    -- Net income of $4.1 million, or $0.06 per diluted share, an increase of 121 percent from the comparable year-ago period, exceeding company guidance and marking the company's eleventh consecutive quarter of improved bottom line performance

    -- Strong balance sheet, with $137.1 million in cash and short-term investments

    "I am very pleased with our performance in the first quarter," said Brian McAndrews, president and CEO of aQuantive. "All of our business units are continuing on a strong growth path. And now with the industry as a whole also growing again, I am even more optimistic about future growth and the promise this holds for aQuantive as we strive to gain increased share of this market."
    For the quarter ended March 31, 2004, aQuantive reported revenue of $22.6 million, compared to net revenue of $14.9 million for the quarter ended March 31, 2003. Net income for the 2004 first quarter was $4.1 million, or $0.06 per diluted share, compared to $1.9 million, or $0.03 per diluted share for first quarter 2003. EBITDA was $5.1 million for the first quarter 2004, compared to $2.7 million for the first quarter 2003.




(1) Net Revenue for 2003 is a non-GAAP financial measure as it excludes media costs paid to publishers. Effective January 1, 2004, Avenue A began recording revenue exclusive of media costs as a result of contractual changes with advertisers and publishers. We have shown net revenue in 2003 to allow for better comparability with our 2004 results.

(2) EBITDA, (or earnings before interest and other income, income tax, depreciation and amortization) is a non-GAAP financial measure. See supplemental schedule of EDITDA reconciliation to GAAP net income.



    The Company is providing additional financial information about its businesses, in order to provide greater visibility into the contributions of each business segment and to allow greater comparability to other companies. These segments are as follows:

    Digital Marketing Services

    aQuantive's digital marketing services segment, consisting of interactive agencies Avenue A and i-FRONTIER, had first quarter revenue of $9.9 million, compared to 2003 first quarter net revenue of $7.2 million. Operating income for Q1 2004 was $2.1 million, compared to $833,000 for Q1 2003. In January, Avenue A expanded into the Central U.S. with the opening of a Chicago office. Avenue A now has offices in Seattle, New York and Chicago, and i-FRONTIER is located in Philadelphia.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies segment, consisting of Atlas DMT, GO TOAST and NetConversions, had revenue of $12.0 million in Q1 2004, compared to revenue of $7.7 million in Q1 2003. Operating income for Q1 2004 was $4.2 million, compared to $2.6 million in Q1 2003. In February, Atlas DMT acquired NetConversions, a leading supplier of website usability technology and services for improving marketers' web site performance.

    Digital Performance Media

    This is a new business segment for aQuantive due to its recent launch of DRIVEpm, a performance media company. DRIVEpm serves as a liaison between online publishers and advertisers by buying blocks of online ad inventory from publishers and reselling the inventory to advertisers on a highly targeted basis. In its first quarter as an aQuantive operating unit, DRIVEpm had revenues of $785,000, and an operating loss of $440,000.

    Financial Guidance

    The company expects second quarter 2004 results as follows:

    --  Revenue of $22-$24 million

    --  Net income of $0.05-$0.06 per diluted share

    --  EBITDA of $0.07-$0.08 per diluted share

    Guidance for the full year 2004 was increased. The Company expects 2004 results as follows:

    --  Revenue of $94-$102 million

    --  Net income of $0.27-$0.31 per diluted share

    --  EBITDA of $0.35-$0.39 per diluted share

    First Quarter 2004 Conference Call/Webcast Today at 1:30pm
PDT/4:30pm EDT

    aQuantive, Inc. will host a conference call /Webcast to discuss Q1 financial results today at 1:30pm PDT/4:30pm EDT. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. (NASDAQ:AQNT), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agencies Avenue A (www.avenuea.com) and i-FRONTIER (www.ifrontier.com), Atlas DMT (www.atlasdmt.com), a provider of advertising technology solutions, and DRIVEpm (www.drivepm.com), a performance media company, aQuantive is positioned to bring value to any interaction in the digital marketplace. aQuantive (www.aquantive.com) is headquartered in Seattle. Atlas DMT is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt out of the Atlas DMT cookie, go to: www.networkadvertising.org.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the second quarter of 2004 and for the full year 2004. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of unforeseen changes in client online advertising budgets, unanticipated loss of clients, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for its advertising services, the potential failure to maintain current, desired client relationships or to achieve effective advertising campaigns for existing clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly and seasonal fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of unfavorable rulings in previously announced lawsuits involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its annual report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.



                            aQuantive, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (unaudited)


                                              March 31,   December 31,
                                                  2004        2003
                                              ----------- ------------
                   Assets

Current assets:
   Cash, cash equivalents, and short-term
    investments                               $  137,072   $  123,255
   Accounts receivable, net of allowances         54,925       48,480
   Other receivables                                 740        1,674
   Prepaid expenses and other current assets       1,628        1,141
                                               ----------   ----------
Total current assets                             194,365      174,550

Property and equipment, net                        6,625        6,802
Other assets                                       1,330        1,355
Goodwill and other intangible assets, net         22,200       18,052

                                              ---------- -----------
Total assets                                  $  224,520   $  200,759
                                               ==========   ==========


    Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued expenses      $   71,198   $   58,329
   Pre-billed media                               10,602        4,545
   Deferred rent, current portion                    296          285
   Deferred revenue                                4,714        5,773
                                               ----------   ----------
Total current liabilities                         86,810       68,932

Deferred rent, less current portion                1,337        1,234
Deferred taxes                                       102           54

                                              ---------- -----------
Total liabilities                                 88,249       70,220
                                               ----------   ----------

Shareholders' equity:
   Common stock                                      608          602
   Paid-in capital                               222,272      220,637
   Accumulated deficit and other comprehensive
    income                                       (86,609)     (90,700)
                                               ----------   ----------
Total shareholders' equity                       136,271      130,539
                                               ----------   ----------
Total liabilities and shareholders' equity    $  224,520   $  200,759
                                               ==========   ==========

                            aQuantive, Inc.
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)


                                                    Quarter Ended
                                                      March 31,
                                                  -----------------
                                                     2004     2003
                                                   -------  -------

Revenue                                           $22,642  $47,533 (1)

Costs and expenses:
    Cost of revenue                                 4,038   35,019
    Client support                                  6,846    5,117
    Product development                             1,492      928
    Sales and marketing                             1,844    1,389
    General and administrative                      4,069    3,311
    Amortization of deferred stock compensation         -      303
    Amortization of intangible assets                 513       60
                                                   -------  -------
        Total costs and expenses                   18,802   46,127
                                                   -------  -------
Income from operations                              3,840    1,406
Interest and other income, net                        580      537
                                                   -------  -------

Income before provision for income taxes            4,420    1,943

Provision for income taxes                            273       67
                                                   -------  -------

Net income                                        $ 4,147  $ 1,876
                                                   =======  =======


Basic net income per share                        $  0.07  $  0.03
                                                   =======  =======

Diluted net income per share                      $  0.06  $  0.03
                                                   =======  =======

Shares used in computing basic net income per
 share                                             60,521   58,473
                                                   =======  =======

Shares used in computing diluted net income per
 share                                             69,753   64,374
                                                   =======  =======


(1) Effective January 1, 2004, Avenue A began recording revenue exclusive of the costs paid to publishers for media as a result of contractual changes with advertisers and publishers. During the quarter ended March 31, 2003, net revenue was $14,888, which excludes media costs of $32,645


EBITDA

    The term "EBITDA" refers to a financial measure that is defined as earnings before interest and other income, income taxes, depreciation and amortization. EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented EBITDA to provide additional information on the company's operations and our ability to meet future capital expenditures and working capital requirements. The following schedule reconciles EBITDA to net income on our consolidated income statement, which we believe is the most directly comparable GAAP measure. (in thousands, except per share data)



                                                      Quarter Ended
                                                        March 31,
                                                   -------------------
                                                     2004      2003
                                                   --------- ---------
                                                       (unaudited)
Net income                                         $  4,147   $ 1,876

Depreciation and amortization of property and
 equipment                                              743       901
Amortization of deferred stock compensation               -       303
Amortization of intangible assets                       533        77
Less: Interest and other income, net                   (580)     (537)
Provision for income taxes                              273        67

                                                   --------- ---------
EBITDA                                             $  5,116   $ 2,687
                                                    ========   =======

EBITDA per basic share                             $   0.08   $  0.05
                                                    ========   =======
EBITDA per diluted share                           $   0.07   $  0.04
                                                    ========   =======


    Supplemental Schedule of Segment Information

    Beginning in the quarter ended March 31, 2004, the company has reclassified revenue and expenses associated with an analytics and optimization product that supports DRIVEpm and is marketed to certain publishers from the Digital Marketing Services segment, where it was developed, to the Digital Marketing Technologies segment, where it is now integrated into the Atlas DMT business unit. Results shown reflect that change for both Q1 2004 and Q1 2003. Beginning with this quarter, the Company is now showing all revenues derived from selling proprietary ad serving technologies through its Digital Marketing Services as part of the revenue of Atlas DMT. Results from Q1 2003 still include a small portion of that technology revenue in the results of the Digital Marketing Services segment.


                            Digital
              Digital      Marketing   Digital     Recon-
(in          Marketing     Technol-   Performance  ciling
thousands)   Services\1     ogies\2     Media\3    Items\4  Total
            ------------  ----------  ---------  --------  --------
                              (unaudited)
                     Quarter ended March 31, 2004
 -------------------------------------------------------------------
 Revenue          $9,862    $11,995        $785     $   -   $22,642

 Costs and
  expenses:
  Cost of
   revenue             -      3,066         972         -     4,038
  Client
   support         6,643          -         203         -     6,846
  Product
   development         -      1,492           -         -     1,492
  Sales and
   marketing         177      1,667           -         -     1,844
  General and
   Admini-
   strative          962      1,529          50     1,528     4,069
  Amortization
   of deferred
   stock
   compensation        -          -           -         -         -
  Amortization
   of intangible
   assets              -          -           -       513       513
             ------------  ---------  ----------  --------  --------
 Total
  costs and
  expenses         7,782      7,754       1,225     2,041    18,802

             ------------  ---------  ----------  --------  --------
 Income
  from
  operations      $2,080     $4,241       $(440)  $(2,041)   $3,840
             ============  =========  ==========  ========  ========

                          Quarter ended March 31, 2003
             -------------------------------------------------------
 Revenue          $7,152     $7,736       $   -     $   -   $14,888\5

 Costs and
  expenses:
  Cost of
   revenue             -      2,374           -         -     2,374
  Client
   support         5,117          -           -         -     5,117
  Product
   development        68        860           -         -       928
  Sales and
   marketing         410        979           -         -     1,389
  General and
   Administrative    724        945           -     1,642     3,311
  Amortization
   of deferred
   stock
   compensation        -          -           -       303       303
  Amortization
   of intangible
   assets              -          -           -        60        60
             ------------  ---------  ----------  --------  --------
 Total
  costs and
  expenses         6,319      5,158           -     2,005    13,482

             ------------  ---------  ----------  --------  --------
 Income
  from
  operations        $833     $2,578       $   -   $(2,005)   $1,406
             ============  =========  ==========  ========  ========

1 Digital Marketing Services includes our interactive agencies Avenue A and i-FRONTIER
2  Digital Marketing Technologies includes Atlas DMT, GO
   TOAST, and NetConversions
3  Digital Media includes DRIVEpm
4  Reconciling items includes unallocated corporate expenses
5 Effective January 1, 2004, Avenue A began recording revenue exclusive of the costs paid to publishers for media as a result of contractual changes with advertisers and publishers During the quarter ended March 31, 2004, net revenue was $14,888 which excludes media costs of $32,645. We have shown net revenue in 2003 to allow for better comparability with our 2004 results

    CONTACT: aQuantive, Inc.
             Angy Merola, 206-816-8334 (Investor Relations)
              or
             Angela Gamba, 206-816-8245 (Public Relations)